                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                              PIERCE LEAHY CORP.

            (Exact name of registrant as specified in its charter)


           PENNSYLVANIA                                     23-2588479
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                    Identification No.)

631 PARK AVENUE, KING OF PRUSSIA, PENNSYLVANIA                 19406
 (Address of principal executive offices)                    (Zip Code)


                 PIERCE LEAHY CORP. PROFIT SHARING/401(K) PLAN
                           (Full title of the plans)

                  DOUGLAS B. HUNTLEY, CHIEF FINANCIAL OFFICER
                              PIERCE LEAHY CORP.
                                631 PARK AVENUE
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                    (Name and address of agent for service)

                                (610) 992-8200
         (Telephone number, including area code, of agent for service)

                                   COPY TO:

                           RICHARD J. BUSIS, ESQUIRE
                              COZEN AND O'CONNOR
                              1900 MARKET STREET
                            PHILADELPHIA, PA 19103
                                (215) 665-2000


                        CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed
                                         Maximum       Proposed
    Title of                            Aggregate      Maximum
   Securities           Amount           Offering     Aggregate       Amount Of
     To Be               To Be          Price Per      Offering     Registration
   Registered     Registered(1)(2)(3)    Share(1)      Price(1)        Fee(1)
--------------------------------------------------------------------------------
Common Stock,          200,000             $24.875      $4,975,000     $1,383.05
$.01 par value
================================================================================

(1) Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange of the Registrant's Common Stock on December 23, 1998.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Pierce Leahy Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated into this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (c)  The Registrant's Current Report on Form 8-K dated April 7, 1998.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     (e)  The Registrant's Current Report on Form 8-K dated July 2, 1998.

     (f) The Registrant's Quaterly Report on Form 10-Q for the quater ended September 30, 1998.

     (g) The description of the Registrant's shares of Common Stock contained in its Registration Statement on Form 8-A dated May 27, 1997, including all amendments and reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                    Experts
                                    -------

     The consolidated financial statements and schedules of Pierce Leahy Corp. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. In addition, audited financial statements to be included in subsequently filed documents shall be incorporated herein by reference in reliance upon the authority of the firm which audits such financial statements to the extent such firm has filed with the Commission a consent to such incorporation by reference.

     The financial statements of Archivex Inc., as of November 30, 1996 and 1997, and for the years then ended, incorporated by reference in this Registration Statement have been audited by Friedman & Friedman, Chartered Accountants, independent auditors, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Kestrel Holdings, Inc. as of September 30, 1997, and for the year then ended, incorporated by reference in this Registration Statement have been audited by James N. Howard & Associates, P.C., independent auditors, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subchapter D (Sections 1741 through 1750) of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives") and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

     Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by him in his capacity as a Representative, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

     Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation or an employee benefit plan.

     Section 7.2 of the Registrant's Bylaws provides indemnification to directors and officers for all actions taken by them and for all failures to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Registrant), whether civil, criminal, administrative, investigative or through arbitration. Section 7.2 also permits the Registrant, by action of its Board of Directors, to indemnify officers, employees and other persons to the same extent as directors. Amendments, repeals or modifications of Section 7.2 can only be prospective and such changes require the affirmative vote of not less than all of the directors then serving or holders of a majority of the outstanding shares of stock of the Registrant entitled to vote in elections of directors. Section 7.2 further permits the Registrant to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any such expenses, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under Pennsylvania or other law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

     The following exhibits are filed as part of this registration statement:

     5         Opinion and Consent of Cozen and O'Connor

     10        Pierce Leahy Corp. Profit Sharing/401(k) Plan, as amended

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Friedman & Friedman, Chartered Accountants

     23.3      Consent of James N. Howard & Associates, P.C.

     23.4      Consent of Cozen and O'Connor (contained in Exhibit 5)

     24 Powers of Attorney (included on signature page of the Registration Statement)

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on December 29, 1998.

                                    PIERCE LEAHY CORP.


                                    By: /s/ J. Peter Pierce
                                        ----------------------------------------
                                        J. Peter Pierce, President and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints J. Peter Pierce and Douglas B. Huntley, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                           DATE
---------                     -----                           ----
/s/ Leo W. Pierce, Sr.        Chairman of the Board of        December 29, 1998
-------------------------
Leo W. Pierce, Sr.            Directors


/s/ J. Peter Pierce           President, Chief Executive      December 29, 1998
-------------------------
J. Peter Pierce               Officer and Director
                              (Principal Executive Officer)


/s/ Douglas B. Huntley        Vice President, Chief Financial December 29, 1998
-------------------------
Douglas B. Huntley            Officer and Director
                              (Principal Financial and
                              Accounting Officer)

/s/ Alan B. Campell           Director                        December 29, 1998
-------------------------
Alan B. Campell

                      [Signatures Continued on Next Page]

                   [Signatures Continued from Previous Page]


/s/ Delbert S. Conner         Director                        December 29, 1998
-------------------------
Delbert S. Conner


/s/ Thomas A. Decker          Director                        December 29, 1998
-------------------------
Thomas A. Decker


/s/ J. Anthony Hayden         Director                        December 29, 1998
-------------------------
J. Anthony Hayden

     Pursuant to the requirements of the Securities Act of 1933, the trustees of the Pierce Leahy Corp. Profit Sharing/401(k) Plan, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on this 29th day of December, 1998.


                         PIERCE LEAHY CORP. PROFIT SHARING/401(K) PLAN

                         By: /s/ J. Peter Pierce
                             ----------------------------
                             J. Peter Pierce, Trustee

                         EXHIBIT INDEX
                         -------------

EXHIBIT
  NO.                   EXHIBIT
-------                 -------

 5        Opinion and Consent of Cozen and O'Connor

 10       Pierce Leahy Corp. Profit Sharing/401(k) Plan, as amended

 23.1     Consent of Arthur Andersen LLP

 23.2     Consent of Friedman & Friedman, Chartered Accountants

 23.3     Consent of James N. Howard & Associates, P.C.

 23.4     Consent of Cozen and O'Connor (contained in Exhibit 5)

 24       Powers of Attorney (included on signature page of the Registration
          Statement)